UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 8, 2020

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number			IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION			86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000
1-4473	ARIZONA PUBLIC SERVICE COMPANY			86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix	Arizona	85072-3999
	(602)	250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 5, 2020, Pinnacle West Capital Corporation (“Pinnacle West”) entered into and borrowed $31 million under a unsecured term loan facility with PNC Bank, National Association, as Agent (the “Term Loan Facility”).  Any remaining obligations under the Term Loan Facility will mature and become due and payable on May 4, 2021.  Pinnacle West used the proceeds from the initial borrowing under the Term Loan Facility to refinance indebtedness under and terminate a prior $50 million term loan, dated May 9, 2019, with PNC Bank, National Association, as Agent and Citibank, as Syndication Agent. The prior term loan would have expired on May 7, 2020. Borrowings under the Term Loan Facility will bear interest at 140 basis points above the London interbank offered rate.

The Term Loan Facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company, maintain a consolidated debt-to-capitalization ratio not to exceed a prescribed maximum level and comply with certain lien restrictions.  The Term Loan Facility also includes customary events of default, including a cross default provision and a change of control provision.  If an event of default occurs, the Agent with such lenders’ consent, may declare the obligations outstanding under the Term Loan Facility to be due and payable. Pinnacle West and its affiliates maintain normal banking and other relationships with the Agent/lender in the Term Loan Facility and in the prior $50 million term loan facility that has been terminated.

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On May 8, 2020, Pinnacle West issued a press release regarding its financial results for the fiscal quarter ended March 31, 2020 and its earnings outlook for 2020. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

Pinnacle West is providing a copy of the slide presentation made in connection with the quarterly earnings conference call on May 8, 2020. This information contains Pinnacle West operating results for the fiscal quarter ended March 31, 2020, earnings outlook for 2020 and a quarterly consolidated statistical summary. The slide presentation is attached hereto as Exhibit 99.2 and is concurrently being posted to Pinnacle West’s website at www.pinnaclewest.com.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West Arizona Public Service Company	Earnings News Release issued on May 8, 2020.

99.2	Pinnacle West Arizona Public Service Company	Pinnacle West Capital Corporation First Quarter 2020 Results slide presentation accompanying May 8, 2020 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 8, 2020	By: /s/ Theodore N. Geisler
Theodore N. Geisler
Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: May 8, 2020	By: /s/ Theodore N. Geisler
Theodore N. Geisler
Senior Vice President and
Chief Financial Officer